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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF FOUNDRY NETWORKS, INC.

      Name                                     Jurisdiction of Registration

Foundry Networks International Inc.         Barbados
Foundry Networks Ltd.                       United Kingdom
Foundry Networks GmbH                       Germany
Foundry Networks France SARL                France
Foundry Networks Singapore, PTE Ltd.        Singapore
Foundry Networks BV                         Netherlands
Foundry Networks Canada Co.                 Canada
Foundry Networks Holding Co.                Delaware, U.S.A.